Exhibit 99.1

NextNRG Reports Preliminary August 2025 Revenue Growth of 222% Year-Over-Year

Eighth Consecutive Month of Growth Drives Year-to-Date Results to Nearly Double FY2024 Total

MIAMI, FL September 10, 2025 – NextNRG, Inc. (NASDAQ:NXXT), a pioneer in AI-driven energy innovation transforming how energy is produced, managed, and delivered today announced preliminary unaudited financial results for August 2025.

August 2025 Highlights:

●	Revenue: $7.51 million, up 222% year-over-year from $2.33 million in August 2024
●	Gallons Delivered: 2.18 million, up 239% year-over-year from 642,705 gallons in August 2024
●	Year-to-date revenue through August reached approximately $51.6 million, already surpassing full-year 2024 revenue of ~$27 million by nearly double

These results demonstrate the company’s rapid scale-up, with year-to-date revenue already nearly doubling all of 2024. The surge in gallons delivered reflects stronger utilization from both new and existing customers, confirming NextNRG’s ability to expand market share while sustaining operational growth.

While August reflected a 9% sequential revenue decrease compared to July’s record-setting $8.19 million, the company noted that July benefited from an extraordinary two-week surge in fuel deliveries tied to seasonal demand from its largest fleet customer during a nationwide mid-summer retail event. Excluding this standout period, August results demonstrate consistent performance at scale.

“August reflects the strength and consistency of our growth, with revenue already nearly doubling last year’s total in just eight months,” said Michael D. Farkas, Executive Chairman and CEO of NextNRG. “While July benefited from an extraordinary fleet demand surge, our long-term trajectory remains clear—scalable technology, expanding customer adoption, and a path to profitability. With Rencast in development and a strong project pipeline, we are confident in our momentum as we close out the third quarter and enter year-end.”

NextNRG’s strong financial performance builds on recent strategic milestones, including:

●	Development of RenCast™ NextNRG’s upcoming AI-driven platform designed to enhance operational efficiency, predictive analytics, and customer engagement across its energy solutions
●	Ongoing expansion of the Next Utility Operating System®, enabling AI-powered optimization across mobile fueling, distributed generation, and EV charging infrastructure

With its combination of robust market demand, proprietary technologies, and targeted growth initiatives, NextNRG believes it remains on track to achieve its near-term profitability timeline.

Note on Preliminary Results

The financial results for August 2025 are preliminary and unaudited. Final results may differ and will be confirmed upon the completion of standard month-end closing procedures.

About NextNRG, Inc.

NextNRG Inc. (NextNRG) is Powering What’s Next by integrating artificial intelligence (AI) and machine learning (ML) into utility infrastructure, battery storage, wireless EV in-motion charging, renewable energy and mobile fuel delivery, to create a unified platform for modern energy management.

At the core of its strategy is the Next Utility Operating System®, which uses AI to optimize both new and existing infrastructure across microgrids, utilities, and fleet operations. NextNRG’s smart microgrids serve commercial, healthcare, educational, tribal, and government sites delivering cost savings, reliability, and decarbonization. The company also operates one of the nation’s largest on-demand fueling fleets and is advancing wireless charging to support fleet electrification.

To learn more, visit www.nextnrg.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement describing NextNRG’s goals, expectations, financial or other projections, intentions, or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as “expect,” “intends,” “will,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including, but not limited to, those related to NextNRG’s business and macroeconomic and geopolitical events. These and other risks are described in NextNRG’s filings with the Securities and Exchange Commission from time to time. NextNRG’s forward-looking statements involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although NextNRG’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by NextNRG. Except as required by law, NextNRG undertakes no obligation to update any forward-looking statements for any reason. As a result, you are cautioned not to rely on these forward-looking statements.

Investor Relations Contact

NextNRG, Inc.

Sharon Cohen

SCohen@nextnrg.com